Exhibit 10.1

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SETTLEMENT AGREEMENT AND RELEASE

This Settlement Agreement and Release (this “Settlement Agreement”), is entered into by and between BEYOND AIR, INC., formerly AIT Therapeutics, Inc. (“Beyond Air”) on behalf of itself and its Affiliates (collectively, “Beyond Air”) and CIRCASSIA LIMITED on behalf of itself and its Affiliates (collectively, “Circassia”) on the date it is fully executed by the Parties (the “Effective Date”). Beyond Air and Circassia may be referred to collectively as the “Parties” and each individually as a “Party”. “Affiliate” means any entity that directly or indirectly controls, is controlled by or is under common control of a Party.

RECITALS

A.	Circassia and Beyond Air are parties to a License, Development and Commercialization Agreement dated January 23, 2019 (the “License Agreement”) with respect to the Product (defined herein).

B.	In December 2019, Beyond Air purported to terminate the License Agreement based on an alleged material breach by Circassia. Circassia asserts that it did not breach the License Agreement, that the termination was wrongful and that, instead, Beyond Air ceased cooperating with Circassia and effectively abandoned its obligations under the License Agreement prior to attempting to terminate it. The effectiveness of the purported termination and each Party’s allegations regarding the other Party’s failure to fulfill its obligations under the License Agreement are referred to herein as the “Dispute”.

C.	[***], Beyond Air submitted a pre-market approval application to the FDA for the Product (the “PMA”).

D.	The Parties desire to resolve all disagreements and disputes between them, and the Parties agree that this Settlement Agreement constitutes a settlement of disputed claims, that nothing contained herein shall be construed as an admission of liability by the Parties and that all such liability is expressly denied.

NOW, THEREFORE, in consideration of the promises and releases contained herein, and the compromise of disputed claims, the receipt and sufficiency of all such consideration being expressly acknowledged by all Parties, the Parties agree as follows:

AGREED TERMS

1. Defined Terms. Capitalized terms used in this Settlement Agreement and not otherwise defined shall have the meanings given to them in Exhibit A attached hereto.

2. Termination of License Agreement. Subject to the terms and conditions of this Settlement Agreement, the term of the License Agreement is hereby terminated as of the Effective Date. From and after the Effective Date, the License Agreement will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate, except for any rights and obligations of the Parties set forth in Sections 12.1 through 12.5 of the License Agreement regarding confidentiality, which shall survive in accordance with their terms.

3. Initial Settlement Payment.

(a) Beyond Air will pay Circassia the sum of Ten Million Five Hundred Thousand Dollars ($10,500,000.00) (the “Initial Settlement Payment”) in three installments as follows:

(i) $2,500,000 to Circassia within fifteen (15) days following FDA approval of the Product (“Initial Payment Due Date”);

(ii) $3,500,000 to Circassia on the first anniversary of the Initial Payment Due Date; and

(iii) the remainder of the Initial Settlement Payment on the second anniversary of the Initial Payment Due Date.

(b) Each installment of the Initial Settlement Payment shall be paid by wire transfer of immediately available funds in accordance with the following wire instructions or such other instructions as Circassia may designate by notice to Beyond Air hereunder:

ABA Number:	[***]
Account Number:	[***]
Bank Address:	[***]
Attn:	[***]

4. FDA Approval. If Beyond Air withdraws the PMA or any other application submitted to the FDA with respect to the Product in lieu of the PMA or fails to pursue FDA approval of the Product primarily for the purpose of depriving Circassia of the right to receive the benefits of this Settlement Agreement or otherwise in bad faith, the Initial Settlement Payment will become due and payable immediately without further action or notice on the part of Circassia.

5. Royalty Payments.

(a) In addition to the Initial Settlement Payment, Beyond Air shall pay to Circassia a royalty payment equal 5% of Net Sales (“Royalties”) made in the Territories commencing in the first full fiscal quarter following the second anniversary of the Initial Payment Due Date and continuing until such time as the aggregate Royalties paid to Circassia equal to Six Million Dollars ($6,000,000.00) (“Total Royalty Payment”). Beyond Air shall pay the Royalties earned in any fiscal quarter within [***] of the close of such fiscal quarter.

(b) Beyond Air shall furnish or cause to be furnished to Circassia within [***] after the end of each fiscal quarter of Beyond Air (each a “Reporting Period”) a written report or reports (the “Sales Report”) covering the applicable Reporting Period and containing the following information:

(i) The Net Sales from the sale of Products and/or Filters (and all associated calculations) in the Territories during the Reporting Period; and

(ii) the Royalties which shall have accrued hereunder in respect to such Net Sales during the Reporting Period.

The obligation to provide such Sales Reports shall commence following the first full quarter following the second anniversary of the Initial Payment Due Date and continue until the Total Royalty Payment has been made. If the net sales amount set forth in any Beyond Air publicly filed Form 10-Q report is calculated consistent with Net Sales as defined in this Agreement, then such publicly filed Form 10-Q report shall constitute a “Sales Report” within the meaning of this Agreement. Beyond Air and its Affiliates shall keep legible, verifiable and accurate records in sufficient detail to enable the Royalties payable hereunder to be determined and substantiated.

(c) Circassia shall have the right to have an independent public accounting firm of its own selection but reasonably acceptable to Beyond Air, and at [***] own expense (except if the result of such audit reveals an underpayment exceeding [***] ([***]) of the amounts actually due to Circassia for the audit period in question, in which case such audit shall be at [***] expense), examine the relevant books and records of account of Beyond Air and any of its Affiliates during reasonable business hours upon reasonable prior written notice to Beyond Air and not more often than [***] each fiscal year of Beyond Air, for not more than [***] ([***]) previous years, to determine whether appropriate payment have been made to Circassia hereunder. Beyond Air shall promptly pay to Circassia the full amount of any undisputed underpayment. If the amount of the underpayment is greater than [***] ([***]) on an annualized basis, Beyond Air shall pay interest on that amount that is in excess of [***] ([***]) at the rate of [***] ([***]) per year, or the maximum rate permitted by applicable Law, whichever is less, in either case compounding annually from the date payment was due. Any overpayment by Beyond Air shall be credited against future Beyond Air Royalties payment obligations hereunder. Such public accounting firm shall treat as confidential, and shall not disclose to Circassia, any information other than information which could otherwise be given to Circassia pursuant to any provision of this Settlement Agreement, all of which shall be treated as Confidential Information of Beyond Air under the surviving confidentiality provisions under the License Agreement.

(d) All payments to Circassia shall be in U.S. Dollars.

6. [***]. In the event of [***], the Initial Settlement Payment and the Total Royalty Payment will become due and payable to Circassia [***] without further action or notice. Notwithstanding the foregoing, if [***], then payment is not due and payable to Circassia [***] as set forth in the immediately preceding sentence and shall be made as follows:

Circassia Balance Due as a percentage of [***]	Payment Schedule
[***]	[***]
[***]	[***]
[***]	[***]

Alternatively, Beyond Air may make a proposal to Circassia regarding a preferred payment schedule with respect to the remaining amounts due under this Settlement Agreement and Circassia will consider such proposal in good faith.

7. Taxes. Circassia shall be solely responsible for, and is legally bound to make payment of, any taxes determined to be due and owing (including penalties and interest related thereto) by it to any federal, state, local, or regional taxing authority as a result of the Initial Settlement Payment or the Royalties.

8. Mutual Release. The Parties, on behalf of themselves, their predecessors, successors, direct and indirect parent companies, direct and indirect subsidiary companies, companies under common control with any of the foregoing, Affiliates, and assigns, and their past, present, and future officers, directors, shareholders, interest holders, members, partners, attorneys, agents, employees, managers, representatives, assigns, and successors in interest, and all persons acting by, through, under, or in concert with them, and each of them, hereby absolutely, fully and forever, release, relieve, waive, relinquish and discharge the Parties, and each of their current and former parents, subsidiaries, Affiliates, insurers, and each of their respective present and past officers, directors, equity holders, managers, members, agents, servants, employees, representatives, predecessors, successors, assigns and attorneys, of and from any and all claims, demands, causes of action, contracts (other than the provisions of the License Agreement that survive termination of the License Agreement in accordance with the terms of the License Agreement), suits, judgments and liabilities of any kind or nature whatsoever, whether known or unknown, liquidated or unliquidated, contingent or determined, direct or indirect, in law or in equity, arising from any matter or thing whatsoever, including but not limited to the License Agreement, and the Dispute (collectively, the “Released Claims”). The Parties may hereafter discover facts in addition to or different from those which they now know or belief to be true with respect to the subject matter of the Released Claims, but the Parties expressly, fully, finally and forever settle and release, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed, upon any theory of law or equity now existing or coming into existence in the future, including without limitation conduct that is negligent, intentional, with or without malice, and a breach of any duty, law or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Parties acknowledges that the foregoing waiver and release was separately bargained for and a key element of the settlement of which this release is a part.

9. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next business day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail (in each case, return receipt requested, postage pre-paid). Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section):

If to Circassia:	Circassia Limited Northbrook House Robert Robinson Avenue, Science Park Oxford OX4 4GA, UK E-mail: [***] Telephone: [***] Attention: [***]

with a copy to:	Womble Bond Dickinson (US) LLP 555 Fayetteville Street Suite 1100 Raleigh, NC 27601 E-mail: J[***] Telephone: [***] Attention: [***]

If to Beyond Air:	Beyond Air, Inc. 825 East Gate Blvd., Suite 320 Garden City, New York 11530 E-mail: [***] Telephone: [***] Attention: [***]

10. Authority. The Parties and signatories to this Settlement Agreement represent and warrant that they have the full legal authority to sign this Settlement Agreement. The Parties represent and warrant that they have full power and authority to compromise and release the Released Claims, and have not previously assigned, encumbered or otherwise transferred any portion of the Released Claims.

11. No Outstanding or Known Future Claims/Causes of Action. The Parties affirm that they have not filed with any governmental agency or court any type of action or report against the other Party, and currently know of no existing act or omission by the other Party that could give rise to liability.

12. No Admission of Liability. The Parties acknowledge that the Initial Settlement Payment and the Total Royalty Payment were agreed upon as a compromise and final settlement of disputed claims and that payment of the Initial Settlement Payment and the Total Royalty Payment is not, and may not be construed as, an admission of liability by either Party and is not to be construed as an admission that either Party engaged in any wrongful, tortious, or unlawful activity. The Parties specifically disclaim and deny (a) any liability to the other Party and (b) engaging in any wrongful, tortious, or unlawful activity.

13. Non-Disparagement. The Parties agree that, unless required to do so by legal process, the Parties, including all Affiliates, officers, and directors, will not make any disparaging statements or representations, either directly or indirectly, whether orally or in writing, by word or gesture, in any medium to any person whatsoever, about the other Party, the other Party’s Affiliates, or any of the other Party’s directors, officers, employees, attorneys, agents, or representatives. For purposes of this Section, a disparaging statement or representation is any communication which, if publicized to another, would cause or tend to cause the recipient of the communication to question the business condition, integrity, competence, good character, or product quality of the person or entity to whom the communication relates.

14. Entire Agreement. Other than the provisions of the License Agreement that survive termination of the License Agreement in accordance with the terms of the License Agreement, this Settlement Agreement constitutes the final, integrated and entire agreement and understanding of the Parties with respect to the subject matter of this Settlement Agreement, and supersedes any and all prior agreements, representations and negotiations between the Parties as to such subject matter, whether oral or written. The Parties further agree that they are not relying on any inducements, promises, or representations made by the other Party, with the exception of the representations and the consideration cited herein.

15. Interpretation. Should any provision of this Settlement Agreement be declared or be determined by any court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Settlement Agreement. The headings within this Settlement Agreement are purely for convenience and are not to be used as an aid in interpretation. Moreover, this Settlement Agreement shall not be construed against either Party as the author or drafter of the Settlement Agreement.

16. Choice of Law; Venue. This Settlement Agreement and all related documents and all matters arising out of or relating to this Settlement Agreement, whether sounding in contract, tort, or statute are governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof to the extent such principles or rules would require or permit the application of the laws of any jurisdiction other than those of the State of Delaware. All claims, controversies or disputes arising out of or in connection with this Settlement Agreement, including its validity or termination, or the performance or breach hereof, shall be heard exclusively by courts located in Delaware.

17. Reliance on Own Counsel. In entering into this Settlement Agreement, the Parties acknowledge that they have relied upon the legal advice of their respective attorneys, who are the attorneys of their own choosing, that such terms are fully understood and voluntarily accepted by them, and that, other than the consideration set forth herein, no promises or representations of any kind have been made to them by the other Party. The Parties represent and acknowledge that in executing this Settlement Agreement they did not rely, and have not relied, upon any representation or statement, whether oral or written, made by the other Party or by that other Party’s agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Settlement Agreement or otherwise.

18. Counterparts. This Settlement Agreement may be executed by the Parties in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. An executed facsimile or electronically scanned copy of this Settlement Agreement shall have the same force and effect as an original.

19. Covenant Not to Sue. Each Party hereby irrevocably covenants that neither such Party nor any of its related parties granting the release in Section 8 will, directly or indirectly, alone or by, with, or through others, cause, induce or authorize, or voluntarily assist, participate, or cooperate in, the commencement, maintenance or prosecution of any action or proceeding of any kind or nature whatsoever including, but not limited to, any suit, complaint, grievance, demand, claim, cause of action in, of, or before any government authority against the other Party or any of the other persons or entities released pursuant to Section 8 hereof, seeking or having the tendency to establish any liability on the part of, or to exact any sanction or penalty, or any injunctive, equitable, legal, declaratory, administrative or other relief from or against the other Party, or any of such other released persons or entities, arising from, by reason of, or in connection with any claim or other matter released pursuant to Section 8.

20. Agreement is Legally Binding. The Parties intend this Settlement Agreement to be legally binding upon and shall inure to the benefit of each of them and their respective successors and assigns. Moreover, the persons and entities referred to in Section 8 above (other than the Parties) are third-party beneficiaries of this Settlement Agreement.

21. Attorneys’ Fees.

(a) The Parties acknowledge and agree that they are solely responsible for paying any attorneys’ fees and costs they incurred in connection with the Dispute or the negotiation and execution of this Settlement Agreement and that neither Party nor its attorney(s) will seek any award of attorneys’ fees or costs from the other Party, except as provided herein.

(b) In the event that any Party institutes any legal suit, action or proceeding, including arbitration, against the other Party to enforce the covenants contained in this Settlement Agreement (or obtain any other remedy in respect of any breach of this Settlement Agreement) or otherwise arising out of or relating to this Settlement Agreement, the prevailing party in the suit, action or proceeding shall be entitled to receive in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

READ THE FOREGOING DOCUMENT CAREFULLY. IT INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

[signature page follows]

CERTAIN INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, ITEM 601(b)(10)(iv). SUCH EXCLUDED INFORMATION IS NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, the parties hereto have executed this Settlement Agreement as of the date first above written.

BEYOND AIR, INC.		CIRCASSIA LIMITED

by:	/s/ Steve Lisi	by:	/s/ Michael Roller
	Authorized signature		Authorized signature

Signatory Name:	Steve Lisi	Signatory Name:	Michael Roller
	(type or print)		(type or print)

Signatory Title:	CEO	Signatory Title:	Director

Signature Date:	May 25, 2021	Signature Date:	25 May 2021

[Signature Page]

Exhibit A

Defined Terms

[***]

“Circassia Balance Due” means, as of a given date, an amount equal to [***].

[***]

“FDA” means the United States Food and Drug Administration and any successors thereof.

“Filter” means [***].

[***]

[***]

“Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of any federal, national, multinational, state, provincial, county, city or other political subdivision, domestic or foreign, including any regulatory agency policy or informal regulatory agency guidance, including, but not limited to, those related to medical device marketing, labeling and sales, foreign corrupt practices, import and export controls.

[***]

[***]

“Net Sales” has the same meaning as set forth in the License Agreement.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, governmental authority, or other entity.

“Product” has the same meaning as set forth in the License Agreement.

“Territories” means the United States of America and its territories and possessions.

[***]

[***]

[***]